SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3 REGISTRATION STATEMENT NO. 333-179964

UNDER

THE SECURITIES ACT OF 1933

AMYLIN PHARMACEUTICALS, LLC

(Exact name of registrant as specified in its charter)

Delaware	33-0266089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(858) 552-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Joseph Campisi, Jr.

Vice President

345 Park Avenue

New York, New York 10154

(212) 546-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

David Fox, Esq.

Daniel Wolf, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On August 8, 2012 (the “Effective Time”), pursuant to an Agreement and Plan of Merger dated as of June 29, 2012 (the “Merger Agreement”), among Amylin Pharmaceuticals, Inc., a Delaware corporation (as predecessor in interest to Amylin Pharmaceuticals, LLC, the “Company”), Bristol-Myers Squibb Company, a Delaware corporation (“Bristol-Myers Squibb”), and B&R Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Bristol-Myers Squibb (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Bristol-Myers Squibb.

In connection with the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statement, including the Registration Statement on Form S-3 (File No. 333-179964), as amended (the “Registration Statement”). In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the Securities registered but not sold under the Registration Statement as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Amylin Pharmaceuticals, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 20, 2012.

AMYLIN PHARMACEUTICALS, LLC

By:	/s/ Demetrios Kydonieus
Demetrios Kydonieus Vice President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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